UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (StateorotherJurisdictionof Incorporationororganization)	333-382580 (CommissionFileNumber)	59-3733133 (IRSEmployerI.D.No.)

201 St Charles Avenue, Ste 2500
New Orleans, LA 70170
Phone: (504) 599-5929
Fax: (504) 524-7979

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA
(Former name, former address and former fiscal year, if changed since last report)

Item 1.01.    Entry into a Material Definitive Agreement

On August 3, 2009, we entered into a Option Agreement with Medicine River Ranch and Oil Company, LLC  wherein we acquired an option to purchase up to a fifty (50%) percent working interest participation in the oil and gas exploration and development activities on the 2,087 acres known as Medicine River Ranch and Oil Company, LLC.  Medicine River Ranch and Oil Company, LLC received 25,000 shares of restricted common stock for entering into this agreement and will receive an additional 75,000 shares of restricted common stock when a Definitive Purchase Agreement is complete.

Item 3.02  Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by this reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 99.1 Option Agreement, dated as of August 3, 2009, by and between Signature Exploration and Production Corp. and Medicine River Ranch and Oil Company, LLC.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: August 7, 2009	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director